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                                                               EXHIBIT 23.2




                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
The Spectranetics Corporation:

We consent to incorporation by reference in the registration statement on Form S-8 of The Spectranetics Corporation of our reports dated February 7, 1996, relating to the consolidated balance sheets of The Spectranetics Corporation and subsidiaries as of December 31, 1995, and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related schedule, which report appears in the December 31, 1995, annual report on Form 10-K of The Spectranetics Corporation.


                                       KPMG PEAT MARWICK LLP



Denver, Colorado
July 17, 1997






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